September 10, 1997


                                     BY-LAWS

                                       OF

                                  NYMAGIC, INC.

                                    ARTICLE I

                                      SEAL

     The board of directors shall provide a suitable seal for the corporation, which shall remain in the custody of the secretary. It shall be affixed to all certificates of the corporation's stock and to other instruments requiring a seal. If deemed advisable by the board of directors, a duplicate seal may be kept and used by any other officer of the corporation.

                                   ARTICLE II
                                      STOCK

Section l.  Certificates

     Certificates evidencing the ownership of the shares of the corporation shall be issued to those entitled to them by transfer and otherwise. Each stock certificate shall bear a distinguishing number, the signature of the chairman of the board or of the president or a vice president and of the secretary or an assistant secretary or of the treasurer or an assistant treasurer, the seal of the corporation, and such recitals as may be required by law. The certificates for the stock shall be issued in numerical order, and a full record of the issue of each certificate shall be made in the books usually kept for that purpose or required by law. Certificates for stock shall be of such tenor and design as the board of directors may adopt, and the tenor and design thereof may be changed from time to time by the board.

Section 2.  Transfers

     The shares of stock may be transferred on the proper books of the corporation by the registered holders thereof or by their attorneys legally constituted or their legal representatives, by surrender of the certificates therefor for cancellation and a written assignment of the shares evidenced thereby. The board of directors may from time to time appoint such transfer agents and registrars of stock as it may deem advisable and may define their powers and duties.

Section 3.  Lost Certificates

     The board of directors may order a new certificate or certificates of stock to be issued in place of any certificate or certificates alleged to have been lost or destroyed, but in every such case the owner of the lost or destroyed certificate or certificates shall first cause to be given to the corporation a bond, with surety or sureties satisfactory to the corporation in such sum as the board may in its discretion deem sufficient, as indemnity against any loss or liability that the corporation may incur by reason of the issue of such new certificates; but the board of directors may in its discretion refuse to issue such new certificates save upon the order of some court having jurisdiction in such matter.

Section 4.  Closing of Transfer Books

     The stock transfer books of the corporation may be closed by order of the board of directors for a period not exceeding thirty days prior to any meeting of the stockholders, and for a period not exceeding ten days prior to the payment of any dividend. The times during which the books may be so closed shall from time to time be fixed by the board of directors.


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Section 5.  Dividends, Surplus, etc.

     The board of directors may consistently with the law declare dividends from the divisible surplus of the corporation, whenever, and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable. The board of directors in its discretion may set aside from such divisible surplus such sum or sums as it, in its absolute discretion, may think proper, as a reserve fund to meet contingencies, or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the corporation, or for any other purpose it may think conducive to the best interest of the corporation. All such divisible surplus, until actually declared in dividends, or used and applied as aforesaid, shall be deemed to have been so set aside by the board of directors for one or more of said purposes.

                                   ARTICLE III
                             STOCKHOLDERS' MEETINGS


Section l.  Annual Meeting

     The Annual Meeting of the stockholders of the corporation shall be held at the offices of the corporation or at some other convenient place in the State of New York on the second Tuesday in May of each year for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting. Should the day designated fall on a legal holiday, the the meeting shall be held on the next business day immediately following.

Section 2.  Special Meetings

     Special meetings of the stockholders shall be called by the secretary or assistant secretary upon written request of the chairman of the board or the president or of three directors. No business other than that specified in the call therefor shall be considered at any special meeting.

Section 3.  Notice

     Notice of the annual meeting shall be delivered personally, or mailed not less than twenty (20) nor more than fifty (50) days before the meeting, to each person who appears on the books of the corporation as a stockholder. If mailed, it shall be directed to a stockholder at his address as it appears on such books. No failure to give notice by mail or irregularity in such notice shall affect the validity of the proceedings taken at such meeting.

     Notice of each special meeting stating the purpose thereof, shall be mailed not less than twenty (20) days nor more than fifty (50) days prior to the date thereof to each stockholder of record at his last known post office address as the same appears upon the records of the corporation.

Section 4.  Quorum

     A majority in amount of the stock issued and outstanding represented by the holders of record thereof in person or by proxy shall be requisite to consitute a quorum at any meeting of stockholders, except as otherwise provided by law; but less than such majority may adjourn the meeting from time to time, and at any such adjourned meeting any business may be transacted which might have been transacted if the meeting had been held as originally called.

Section 5.  Proxies

     Any stockholder entitled to a vote at a meeting of the stockholders may be represented and vote thereat by proxy, appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney, and submitted to the secretary or assistant secretary at or before such meeting.

Section 6.  Election of Directors

     The election of the directors shall be conducted by two inspectors of election appointed by the chairman of the board or president. The vote in elections of directors, and, upon demand of a stockholder present in person or by proxy, th vote on any question, shall be a stock vote and by ballot.

Section 7.  Record Date

     For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (l0) days before the date of such meeting, nor more than fifty
(50) days prior to any other action.

     When a determination of stockholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section 7, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date for the adjourned meetings.


                                   ARTICLE IV
                                    DIRECTORS

Section l.  Number of Directors

     The number of directors shall be not less than thirteen (l3) nor more than nineteen (l9). The exact number thereof may be established by the stockholders at each annual meeting, or at a special meeting called for such purpose, or by the directors at any regular meeting thereof, or any special meeting thereof called for such purpose. The term of office of directors shall be, in all respects, as set forth in the declaration and charter of the corporation.

Section 2.  Election of Officers

     At the first meeting of the board of directors in each year (at which a quorum shall be present) held next after the annual meeting of the stockholders, the board of directors shall elect officers of the corporation, designate the members of the executive committee, audit committee and finance committee (if any such committee shall be constituted as hereinafter provided), and appoint such subordinate officers and employees as it shall determine. The board of directors may elect officers to fill any vacancies at any regular meeting thereof, or at a special meeting thereof called for such purpose.

Section 3.  Regular Meetings

     Regular meetings of the board of directors shall be held at such intervals and on such dates as the board may designate.

Section 4.  Special Meetings

     Special meetings of the board of directors shall be called by the secretary or assistant secretary pursuant to the request of the chairman of the board or president. Special meetings of the board of directors shall also be called by the secretary or assistant secretary in the event that any five members of the board of directors request a special meeting.

Section 5.  Notice of Meetings

     The secretary or assistant secretary shall give notice of each meeting of the board of directors, whether regular or special, to each member of the board, by mail or telegraph to his last known post office address. Such notice shall be given by mailing the same at least twenty days before the meeting or by telegram or cable sent at least ten days before the meeting. No failure to give notice, or irregularity in such notice, shall affect the validity of the proceedings taken at any regular meeting of the board of directors.

Section 6.  Quorum

     A quorum of any meeting of the board of directors shall consist of a majority of the total number of members of the board. A majority of such quorum shall decide any questions that may come before the meeting, unless otherwise expressly provided by law or by-law duly adopted. Less than a quorum may adjourn from time to time.

Section 7.  Place of Meeting

     The board of directors may hold its meetings at such place or places within or without the State of New York as the board may from time to time determine.

     Members of the board of directors may participate in a meeting of the board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participating in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

Section 8.  Compensation

     The compensation of directors shall be regulated and determined by the directors; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation or commissions therefore.


Section 9.  Resignation and Removal of Directors

     Any director may resign his office at any time and the acceptance of his resignation shall not be required to make the same valid. Any director elected or appointed by the stockholders may be removed at any time, either with or without cause, by a vote of the stockholders holding a majority of the stock, at any special meeting called for such purpose.

                                    ARTICLE V
                               EXECUTIVE COMMITTEE
                                   Section l.

     The board of directors may, by a majority of the whole board, designate three or more of their number to constitute an executive committee, to hold office for one year and until their respective successors shall be designated, which committee shall, between sessions of the board, have all the powers of the board of directors in the management of the business and affairs of the corporation, except as prohibited by law, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. The taking of any action by the executive committee shall be conclusive evidence that the board of directors was not at the time of such action in session. The executive committee shall appoint its chairman. The secretary or assistant secretary or a member of the executive committee shall keep minutes of its proceedings, and all such proceedings shall be from time to time reported to the board of directors. A majority of the executive committee shall consitute a quorum at any meeting. The executive committee may take action without a meeting on the written approval of such action by all members of the committee. A majority of the directors may fill vacancies in the executive committee. The executive committee may, from time to time, subject to the approval of the board of directors, prescribe rules and regulations for the calling and conduct of meetings of the committee, and other matters relating to its procedures and the exercise of its powers.

     Meetings of the executive committee shall be called by the secretary or assistant secretary of the corporation, from time to time, at the direction of the chairman of the board, the president or any two members of the executive committee; the notice of any such meeting shall in each instance be given to each member of the committee at his last known business address, at least twenty-four hours before the meeting, either orally or in writing delivered personally or by mail, telegraph or telephone.

Section 2.  Audit Committee

     The board of directors may, by a majority vote at the first board of directors meeting next following the Annual Shareholders Meeting, designate at least three directors to constitute an audit committee to hold office for one year and until their respective successors shall be designated.

     The duties of the committee shall include review of the financial statements of the Company and the adequacy of the systems of internal accounting controls and procedures; to meet with the Company's internal auditors, if any, and with its independent public accountants to review their report on the examination of the Company's accounts, their comments on the internal controls and auditing procedures of the Company and the action taken by management with regard to such comments; to meet with outside or internal financial and legal personnel in connection with the committee reviews; and to recommend annually to the board of directors the appointment of the Company's independent public accountants. The meetings with auditing, financial and legal personnel may be with or without management representatives being present. The committee shall also perform such other duties as may be assigned to it from time to time by the board of directors.

Section 3.  Finance Committee

     The board of directors may, by a majority vote at the first board of directors meeting next following the Annual Shareholders Meeting, designate at least three directors to constitute a finance committee, to hold office for one year and until their respective successors shall be designated.

     The  duties of the  committee  shall  include  meeting  quarterly,  with or without outside investment counsel in attendance; to review and ratify investment transactions for the quarter; to review the schedule of funds available for investment and to determine appropriate investment thereof in accordance with the Investment Program guidelines; to investigate investment opportunities; to report their findings and recommendations and propose resolutions to the board of directors for consideration; and to recommend annually to the board of directors the appointment of the Company's investment counsel. The committee shall also perform such other duties as may be assigned to it from time to time by the board of directors.

Section 4.    Other Committees.

     The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate at least three directors to constitute one ore more other committees to hold office for one year and until their respective successors shall be designated.

     The  duties,  power and  authority  and any  committee  designated  by this
Section 4 shall be set forth in the resolution or resolutions of the Board of Directors designating such committee and, to the extent provided therein and permissible under the Business Corporation Law and Insurance Law of New York, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

                                   ARTICLE VI
                                    OFFICERS

Section l.  Officers

     The officers of this corporation shall be a chairman of the board, president, one or more vice presidents, one or more secretaries, and such other officers, if any, including, a vice chairman of the board, a treasurer and one or more assistant secretaries and assistant treasurers as may be designated by the board of directors. Any two or more offices may be held by the same person except that no individual may hold the office of secretary concurrently with the office of chairman of the board or president. The president shall be a director of the corporation. The vice president or vice presidents, the secretary or assistant secretaries, the treasurer or assistant treasurers and other officers, if any, may, but need not be directors.

Section 2.  Chairman of the Board

     The chairman of the board shall preside at all meetings of the stockholders unless the stockholders shall, at least l0 days in advance of the stockholders meeting, designate a chairman in writing addressed to the chairman of the board of the corporation; and shall preside as chairman of the board at all meetings of the directors including meetings of the executive committee of the directors. The chairman of the board shall have such powers and perform such duties as may be assigned to him from time to time by the board. He shall always be designated a member of the executive committee.

Section 3.  Vice Chairman of the Board

     The vice chairman of the board shall have such powers and perform such duties as may be assigned to him from time to time by the board.

Section 4.  President

     The president shall perform the duties of the chairman of the board in his absence or during his inability to act. Any action taken by the president in the performance of the duties of the chairman of the board shall be conclusive evidence of the absence or inability to act of the chairman of the board at the time such action was taken. The president shall exercise, subject to the control of the board of directors, the duties of chief executive officer of the corporation and shall perform such other duties as may be assigned to him from time to time by the board. He shall always be designated a member of the executive committee.

     Upon any vacancy in the office of the chairman of the board caused by death or incapacity or for any reason deemed sufficient by the board, the president shall succeed to the office of chairman of the board, unless otherwise ordered by the board.

Section 5.  Vice President

     The vice president or vice presidents shall perform the duties of the president in his absence or during his inability to act. Any action taken by the vice president in the performance of the duties of the president shall be conclusive evidence of the absence or inability to act of the president at the time such action was taken. The vice presidents shall also have such other and further powers and shall perform such other and further duties as may be assigned to them respectively by the board of directors.

     Upon any vacancy in the office of the president caused by death or incapacity or for any reason deemed sufficient by the board, the vice presidents in the order of their seniority shall succeed to the office of president, unless otherwise ordered by the board.

Section 6.  Secretary

     The secretary shall keep the minutes of all meetings of the board of directors, and of the stockholders, unless another person be appointed for that purpose by the stockholders, and also, unless another person be appointed for that purpose by the executive committee, the minutes of the executive committee, in books provided for that purpose. He shall give or cause to be given all notices required by these by-laws or by resolution of the board of directors. He shall have charge of the stock certificate books, stock transfer books and stock ledgers, all of which shall at all reasonable hours be open to the examination of any director; he shall have custody of the seal of the corporation; and he shall in general perform all the duties usually incident to the office of secretary, subject to the control of the board of directors. The secretary or any assistant secretary shall also certify all resolutions and proceedings of the stockholders,directors, and executive committee.

Section 7.  Treasurer

     The treasurer shall keep and maintain open to inspection by any director at all reasonable times, adequate and correct accounts of the properties and business transactions of the corporation, which shall include all matters required by law and which shall be in form as required by law. He shall have the care and custody of the funds and valuables of the corporation and deposit same in the name of and to the credit of the corporation with such depositaries as the board of directors may designate, and he shall disburse the funds of the corporation as he may be ordered by the board, taking proper vouchers for such disbursements. The treasurer shall render to the chairman of the board and president and secretary or to the board of directors whenever they may require it, but in no event less than quarter annually, an account of all his transactions as treasurer, and a financial statement in form satisfactory to them, showing the condition of the corporation. He shall have such other powers and perform such other duties as may be prescribed by the board of directors.

Section 8.  Powers and Duties of Other Officers

     The other officers of the corporation shall perform such duties as shall be assigned to them from time to time by the board of directors or by the president.


                                   ARTICLE VII
                     SIGNATURE, CARE OF FUNDS AND SECURITIES


Section l.  Care of Funds and Securities

     It shall be the duty of the board of directors, the executive committee or the finance committee, when the board is not in session, to take charge of the cash funds of the corporation, and to invest and loan the same agreeably to the provisions of the law, and when loaned, to call in and reloan the same as the interest of the corporation may require; also to consent to the substitution of new or other security for loans in place of those already held by the corporation when, in its judgment, the interests of the corporation require such substitution.

     All sales and transfers of securities shall be made by an officer of the corporation acting under authority granted by a resolution of the board of directors, the finance committee or the executive committee.

     All moneys received by the corporation shall be deposited to its credit in such bank or banks as the board of directors, the finance committee or the executive committee may direct, subject to the order of any person or persons thereunto authorized by the board of directors, the finance committee or the executive committee.

Section 2.  Signatures

     All checks, drafts, notes or other obligations of the corporation shall be signed by any person or persons thereunto authorized by the board of directors, the finance committee or the executive committee.

Section 3.  Proxies

     The finance committee, the executive committee or the board of directors may authorize from time to time the signature and issue of proxies to vote upon shares of stock of other corporations owned by and standing in the name of this corporation. All such proxies shall be signed in the name of the corporation by the chairman of the board, president, a vice president or the secretary or assistant secretary.

                                  ARTICLE VIII
                                   FISCAL YEAR

     The fiscal year of the corporation shall commence on the first day of January and end on the thirty-first day of December in each year and all books and accounts of the corporation shall be balanced as of that day.

                                   ARTICLE IX
                                   AMENDMENTS

     All by-laws of the corporation shall be subject to alteration or repeal, and new by-laws may be made, either by the affirmative vote of holders of record of a majority of the outstanding stock of the corporation, given at an annual meeting or at any special meeting, provided notice of the proposed alteration or repeal or of the proposed new by-laws be included in the notice of such special meeting, or by the affirmative vote of a majority of the board of directors given at a regular meeting or a special meeting of the board of directors, provided notice of the proposed alteration or repeal or of the proposed new by-laws be included in the notice of such special meeting. By-laws made or altered by the board of directors shall be subject to alteration or repeal by the stockholders.

                                    ARTICLE X
                                WAIVER OF NOTICE

     Whenever, under the provisions of these by-laws or of any law, the stockholders, directors or committees are authorized to hold any meeting after notice, or after the lapse of any prescribed period of time, such meeting may be held without notice, or without such lapse of time, by the written waiver of such notice signed by every person entitled to notice.

                                   ARTICLE XI
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The corporation will indemnify to the fullest extent then permissible under the Business Corporation Law and Insurance Law of New York each person who shall serve at any time as director or officer of the corporation.